         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October 2, 2003, by and among EchoStar DBS Corporation, a Colorado corporation (the "COMPANY"), the Guarantors named in the Purchase Agreement (as defined below) (the "GUARANTORS"), and Banc of America Securities LLC and Credit Suisse First Boston LLC (each, a "PURCHASER" and, collectively, the "PURCHASERS"), whom have agreed to purchase $1,000,000,000 aggregate principal amount of 5-3/4% Senior Notes due 2008 of the Company (the "2008 NOTES"), $1,000,000,000 aggregate principal amount of 6-3/8% Senior Notes due 2011 of the Company (the "2011 NOTES") and $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2008 of the Company (the "LIBOR NOTES"), pursuant to the Purchase Agreement. The series of the 2008 Notes, the series of the 2011 Notes and the series of the LIBOR Notes are collectively referred to herein as, the "NOTES").

         This Agreement is made pursuant to the Purchase Agreement, dated as of September 18, 2003 (the "PURCHASE AGREEMENT"), among the Company, the Guarantors and the Purchasers. In order to induce the Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers under the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the three Indentures, dated as of October 2, 2003, among the Company, the Guarantors and U.S. Bank National Association, as Trustee, relating to the three separate series of Notes (each, an "INDENTURE" and, collectively, the "INDENTURES").

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer related to any series of Notes shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to that series of Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of that series, Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes of that series that were tendered by Holders thereof pursuant to the Exchange Offer.

         CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

         EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: The Company's 5-3/4% Senior Notes due 2008, 6-3/8% Senior Notes due 2011 and Floating Rate Senior Notes due 2008, in each case guaranteed by the Guarantors to the same extent as the Notes, to be issued pursuant to the Indentures: (i) in the Exchange Offers or (ii) as contemplated by Section 6 hereof.

         EXCHANGE OFFERS: The exchange and issuance by the Company of a principal amount of Exchange Notes of each series (which shall be registered, pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes of each series that are tendered by such Holders in connection with such exchange and issuance.

         EXCHANGE OFFER REGISTRATION STATEMENT: A Registration Statement relating to any of the Exchange Offers, including the related Prospectus, which may be in the form of a single Registration Statement.

         FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

         HOLDERS: As defined in Section 2 hereof.

         NASD: National Association of Securities Dealers, Inc.

         PROSPECTUS: The prospectus included in a Registration Statement at the same time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

         REGISTRATION DEFAULT: As defined in Section 5 hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         REGULATION S: Regulation S promulgated under the Act.

         RULE 144: Rule 144 promulgated under the Act.

         SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

         SUSPENSION NOTICE: As defined in Section 6(d) hereof.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in an Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note may be distributed to the public pursuant to Rule 144(k) under the Act or (d) each Exchange Note until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

         UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

         A person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless an Exchange Offer with respect to any series of Notes shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall with respect to each other series of Notes: (i) cause an Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date (such 180th day being the "FILING DEADLINE"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 270 days after the Closing Date (such 270th day being the "EFFECTIVENESS Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act, and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offers, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use its reasonable best efforts to commence and Consummate the Exchange Offers such that the Exchange Offers are Consummated not later than the 315th day after the Closing Date. The Exchange Offers shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered the Exchange Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company shall use its reasonable best efforts to cause an Exchange Offer Registration Statement with respect to each series of Exchange Notes (which may be in the form of a single Registration Statement) to be effective continuously and shall keep the Exchange Offers open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offers; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offers to comply with all applicable federal and state securities laws. No securities other than Exchange Notes shall be included in any Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offers to be Consummated not later than the 315th day after the Closing Date (such 315th day being the "CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in each Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offers. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offers, the Company shall permit the use of the prospectus contained in each Exchange Offer Registration Statement by such Broker-Dealer to satisfy such Prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in each Exchange Offer Registration Statement is available for sales of Exchange Notes by Brokers-Dealers, the Company shall use its reasonable best efforts to keep each Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which each Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

         (a) Shelf Registration. If (i) any Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section

6(a) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 business days following the date on which any Exchange Offer is Consummated that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in such Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

                  (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities of such series of Notes, on or prior to the later of (1) 30 days after the date on which the Company determines that an Exchange Offer Registration Statement with respect to that series of Notes cannot be filed as a result of clause
         (a)(i) above, (2) 30 days after the date on which the Company receives notice specified in clause (a)(ii) above, and (3) the 120th day after the Closing Date (such later date, the "FILING DEADLINE"); and

                  (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to the 180th day, after the Filing Deadline (such 180th day, the "EFFECTIVENESS DEADLINE"). To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities of such series of Notes by the Holders thereof entitled to the benefit of this Section 4(a) and other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d) hereof) following the Closing Date or such shorter period as will terminate where all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

         (b) Provision by Holders of Certain Information in connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, (i) the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and (ii) the undertaking specified in Section 8(b) hereof. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such information. Each Selling Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) any Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter (and before the second anniversary of the initial sale) cease to be effective or fail to be usable in connection with resales of the Transfer Restricted Securities without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective, and only for such time of non-effectiveness or non-usability (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company hereby agrees to pay (and the Guarantors agree to guarantee such payments) liquidated damages to each Holder of Transfer Restricted Securities affected thereby for the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, the Transfer Restricted Securities become freely tradable without registration under the Act or no Transfer Restricted Securities are outstanding, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company shall in no event be required to pay liquidated damages with respect to any one series of Notes for more than one Registration Default at any given time. All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest, on each Interest Payment Date, as more fully set forth in the Indentures and the Notes. Notwithstanding anything to the contrary set forth herein, (1) upon filing of an Exchange Offer Registration Statement with respect to the affected series of Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of an Exchange Offer Registration Statement with respect to the affected series of Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of an Exchange Offer with respect to the affected series of Transfer Restricted Securities, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to a Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement with respect to the affected series of Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the affected series of Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

         (a) Exchange Offer Registration Statement. In connection with the Exchange Offers, the Company shall (x) comply with all of the provisions of
Section 6(c) below, (y) use its reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offers, Notes that such Broker-Dealer acquired for its own account as a result of its market making activities as other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offers, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether any Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate such Exchange Offer for such Transfer Restricted Securities. The Company agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company agrees, to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offers, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the applicable Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the related Exchange Offer Registration Statement) to the effect that
         (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the applicable series of Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes of the applicable series in its ordinary course of business. Each Holder using an Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13,
         1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of each Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the related Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
         1988), Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offers and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offers is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offers and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

         (b) Shelf Registration Statement. In connection with each Shelf Registration Statement, the Company shall: (i) comply with all the provisions of
Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission, a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof and (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchasers of securities subject to the Shelf Registration Statement in the names as such purchasers shall designate.

         (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, curing such defect, and if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise the underwriters, if any, and each selling Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any Registration Statement, any Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any Registration Statement or any Prospectus in order to make the statements therein not misleading, or that requires the making of any additions to or changes in any Prospectus in order to make the statements therein in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to each selling Holder and each of the underwriters, if any, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s), if any, in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders or the underwriters, if any, shall reasonably object within five business days after the receipt thereof. A Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder and to the underwriters, if any, in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders or underwriters, if any, reasonably may request;

                  (vi) make available, at reasonable times, for inspection by each selling Holder, any underwriter, if any, participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or any of the underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vii) if requested by any Holders or the underwriters, if any, in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by each Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriters, if any;

                  (ix) furnish to each selling Holder (and upon request, any Holder) and each of the underwriter(s), if any, in connection with such exchange or sale, without charge, at least one copy of each Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to each Holder and each of the underwriters, if any, without charge, as many copies of each Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with applicable law) of the Prospectus and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by each Prospectus or any amendment or supplement thereto;

                  (xi) upon the request of any selling Holder, enter into such agreements (including underwriting agreements), and make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, as may be requested by any Purchaser or by any selling Holder in connection with any sale or resale pursuant to any Registration Statement. In such connection, the Company shall:

                           (A) upon request of any Holder, furnish to each Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the Consummation of the Exchange Offers or upon, the effectiveness of each Shelf Registration Statement, as the case may be:

                                    (1)      a certificate, dated such date
                  signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 2(bb) of the Purchase Agreement and confirming that the representations and warranties of the Company contained in any such underwriting agreement (which shall be of the same tenor as the representations and warranties contained in the Purchase Agreement, excluding Sections 2(a) (which shall reference the related Registration Statement and Prospectus instead of the Offering Memorandum), (cc), (dd), (ee), (ff), (gg) and (hh)) qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, in each case, as of the date hereof, and confirming such other matters as such parties may reasonably request;

                                    (2)      an opinion, dated the date of
                  Consummation of the Exchange Offers and the date of effectiveness of each Shelf Registration Statement, as the case may be, of counsel for the Company, covering the matters similar to those set forth in Annex I and Annex II of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Purchasers' representatives and the Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of an Exchange Offer Registration Statement, as of the date of Consummation of the related Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the related Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the related Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                                    (3)      a customary comfort letter, dated
                  as of the date of Consummation of each Exchange Offer, or as of the date of effectiveness of each Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters of KPMG delivered pursuant to the Purchase Agreement, without exception; and

                           (B)      deliver such other documents and
                  certificates as may be reasonably requested by such parties to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with, the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriters may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to any Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) shall issue, upon the request of any Holder of Notes covered by each Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes or Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

                  (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and in such names as the selling Holders or the underwriters, if any, may request at least two business days prior to any such sale of Transfer Restricted Securities;

                  (xv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                  (xvi) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading;

                  (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indentures with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

                  (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                  (xix) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period, beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of rule 158 under the Act);

                  (xx) cause the Indentures to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indentures as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner;

                  (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriters, if any; and

                  (xxii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of
         Section 13 or Section 15(d) of the Exchange Act.

         (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referenced to in
Section 6(c)(iii)(D) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses, or (ii) will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such

Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

         Subject to the compliance in all material respects by the Company and the Guarantors with all of their respective obligations under this Agreement, the Purchasers agree to pay (and, to the extent not paid by the Purchasers, to reimburse the Company for) all out-of-pocket expenses reasonably incurred by the Company and the Guarantors which are incident to the performance of their obligations under this Agreement, regardless of whether a Registration Statement becomes effective (unless due to the noncompliance of the Company and the Guarantors of their obligations under this Agreement), up to a maximum of $540,000, after which such expenses shall be borne by the Company and the Guarantors, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offers and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Exchange Notes on a national securities exchange automated quotation system pursuant to the requirements hereof; (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incidental to such performance); (vii) fees and expenses of the Trustee, including fees and expenses of counsel and (viii) all travel related expenses incurred by officers or employees of the Company incident to the performance of the Company's or the Guarantors' obligations under this Agreement. The Purchasers' obligations under this Section 7(a) shall be subject in each case to the submission by the Company and the Guarantors to the Purchasers of invoices and other documentation with respect to such costs and expenses. In no event shall the Purchasers' obligations under Section this 7(a) limit their rights under Section 8 hereof, whether by set-off or otherwise by the Company and the Guarantors, and no liability of the Company and the Guarantors under Section 8 hereof shall be an obligation required to be paid or reimbursed by the Purchasers pursuant to this Section 7(a).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 8. INDEMNIFICATION

         (a) The Company and the Guarantors agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and
(iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, any legal or other expenses incurred in connection with, investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Holder furnished in writing to the Company by such Holder.

         (b) The Company may require, as a condition to including any Transfer Restricted Securities held by any Holder in a Registration Statement, that the Company shall have received an undertaking reasonably satisfactory to it from such Holder that such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, as the case may be, to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers, or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the entire amount received by such Holder with respect to its sale of the Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities, judgments and expenses by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d)      To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof in respect of any losses, claims, damages, liabilities, judgements or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or
(ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim including any action that could have given rise to such losses, claims, damages, liabilities, judgments or expenses. Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

         The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12. MISCELLANEOUS

         (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchasers or Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Adjustments Affecting the Notes or Exchange Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes or the Exchange Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (ii)     if to the Company or the Guarantors:

                                            EchoStar DBS Corporation
                                            5701 South Santa Fe Drive
                                            Littleton, Colorado 80120
                                            Telecopier No.: (303) 723-1699
                                            Attention: David K. Moskowitz, Esq.

                                    With a copy to:

                                            Sullivan & Cromwell LLP
                                            1870 Embarcadero Road
                                            Palo Alto, California 94303

                                            Telecopier No.: (650) 461-5600
                                            Attention: Scott D. Miller, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this

Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            ECHOSTAR DBS CORPORATION

                            By: ________________________________________
                                Name:
                                Title:

                            ECHOSTAR SATELLITE CORPORATION

                            ECHOSTAR TECHNOLOGIES CORPORATION

                            ECHO ACCEPTANCE CORPORATION

                            ECHOSPHERE CORPORATION

                            DISH NETWORK SERVICE CORPORATION

                            ECHOSTAR INTERNATIONAL CORPORATION

                            as Guarantors

                            By: ________________________________________
                                Name:
                                Title:

                            BANC OF AMERICA SECURITIES LLC
                            CREDIT SUISSE FIRST BOSTON LLC

                            By: BANC OF AMERICA SECURITIES LLC

                            By: ________________________________________
                                Name:
                                Title:

                                       S-2